                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            BITWISE DESIGNS, INC.
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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                             BITWISE DESIGNS, INC.
                               TECHNOLOGY CENTER
                           ROTTERDAM INDUSTRIAL PARK
                             SCHENECTADY, NY 12306

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        To Be Held on December 10, 1997

To the Stockholders of
BITWISE DESIGNS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BITWISE DESIGNS, INC. (the "Corporation") will be held at The Desmond, 660 Albany Shaker Road, Albany, New York on December 10, 1997 at 11:00 a.m. New York time, for the following purposes:

          1. ELECTING SEVEN (7) MEMBERS TO THE CORPORATION'S BOARD OF DIRECTORS;

          2. FOR THE PROPOSAL TO AMEND THE CORPORATION'S NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN ("DIRECTOR PLAN") WHICH AMENDMENTS, AMONG OTHER THINGS, SHALL REMOVE A RESTRICTION ON THE AGGREGATE NUMBER OF SHARES ELIGIBLE FOR ISSUANCE UNDER THE DIRECTOR PLAN, INCREASE THE NUMBER OF ANNUAL GRANTS TO DIRECTORS UNDER THE DIRECTOR PLAN, REMOVE CERTAIN VALUE LIMITATIONS OF OPTIONS GRANTED UNDER THE DIRECTOR PLAN, REMOVE VESTING REQUIREMENTS FOR OPTIONS GRANTED UNDER THE DIRECTOR PLAN AND MAKE CERTAIN OTHER CHANGES TO THE DIRECTOR PLAN.

and to transact such other business as may properly be brought before the meeting or any adjournment thereof.

     The close of business on October 28, 1997 has been fixed as the Record Date for the determination of Stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Annual Meeting of Stockholders.

                                          By Order of the Board of Directors,

                                          Ira C. Whitman, Secretary
Dated: November 3, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                             BITWISE DESIGNS, INC.

                               TECHNOLOGY CENTER
                           ROTTERDAM INDUSTRIAL PARK
                             SCHENECTADY, NY 12306

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 10, 1997

     This Proxy Statement and the accompanying form of proxy have been mailed on or about November 7, 1997 to the Stockholders of record of shares of Common Stock and Series A Preferred Stock on October 28, 1997 of BITWISE DESIGNS, INC., a Delaware corporation (the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 a.m. at The Desmond, 660 Albany Shaker Road, Albany, New York, on Wednesday, December 10, 1997, and at any adjournment thereof.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     On October 28, 1997 (the "Record Date"), there were 7,367,720 shares of Common Stock, par value $.001 par value ("Common Stock") and 200 shares of Series A Preferred Stock, $.10 par value, issued and outstanding. Only holders of Common Stock and Series A Preferred Stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. Each share of Common Stock and each share of Series A Preferred Stock is entitled to one (1) vote on each matter submitted to Stockholders. SHARES OF THE CORPORATION'S COMMON STOCK AND SERIES A PREFERRED STOCK REPRESENTED BY AN EFFECTIVE PROXY IN THE ACCOMPANYING FORM WILL, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED IN THE PROXY, BE VOTED (i) FOR THE ELECTION OF THE SEVEN (7) PERSONS NOMINATED BY THE BOARD OF DIRECTORS TO SERVE AS DIRECTORS OF THE CORPORATION UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND
(ii) FOR THE PROPOSAL TO AMEND THE CORPORATION'S NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN ("DIRECTOR PLAN") WHICH AMENDMENTS, AMONG OTHER THINGS, SHALL REMOVE A RESTRICTION ON THE AGGREGATE NUMBER OF SHARES ELIGIBLE FOR ISSUANCE UNDER THE DIRECTOR PLAN, INCREASE THE NUMBER OF ANNUAL GRANTS TO DIRECTORS UNDER THE DIRECTOR PLAN, REMOVE CERTAIN VALUE LIMITATIONS OF OPTIONS GRANTED UNDER THE DIRECTOR PLAN, REMOVE VESTING REQUIREMENTS FOR OPTIONS GRANTED UNDER THE DIRECTOR PLAN AND MAKE CERTAIN OTHER CHANGES TO THE DIRECTOR PLAN. SEE "PROPOSAL I AMENDMENT OF THE DIRECTOR STOCK OPTION PLAN."

     Any proxy may be revoked at any time before it is voted. A Stockholder may revoke a Proxy by notifying the Secretary of the Corporation either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a Proxy bearing a later date or by voting in person at the Annual Meeting. Election of Directors is by plurality vote, with the seven (7) nominees receiving the highest vote totals to be elected as Directors of the Corporation. Accordingly, abstentions and broker non-votes will not affect the outcome of the Election of Directors. The affirmative vote of a majority of the shares eligible to vote and voting at the Annual Meeting is required to approve Proposal
I -- Amendment of the Director Stock Option Plan. Therefore, abstentions shall be counted as "no" votes and broker non-votes will not be counted. Broker non-votes and abstentions will be counted towards the determination of a quorum which, according to the Company's Bylaws, will be the presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote.

     The Corporation will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the

Corporation's Common Stock and Series A Preferred Stock held of record by such persons, and the Corporation may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

     The Annual Report to Stockholders for the fiscal year ended June 30, 1997, including financial statements, accompanies this Proxy Statement.

     The principal executive offices of the Corporation are located at Technology Center, Rotterdam Industrial Center, Schenectady, New York 12306. The Corporation's telephone number is (518) 356-9740.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Corporation has selected Coopers & Lybrand LLP, Certified Public Accountants, as independent accountants of the Corporation for the fiscal year ending June 30, 1998. Stockholders are not being asked to approve such selection because such approval is not required. The audit services provided by Coopers & Lybrand consist of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Coopers & Lybrand are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and answer appropriate questions.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The securities entitled to vote at the meeting are the Corporation's Common Stock, $.001 par value and Series A Preferred Stock, $.10 par value per share. Each share of Common Stock and Series A Preferred Stock entitles its holder to one vote on each matter submitted to Stockholders, voting together as a single class. As of the Record Date, there were 7,367,720 shares of Common Stock and 200 shares of Series A Preferred Stock issued and outstanding.

     Under the terms of the Series A Preferred Stock, no shares of Series A Preferred Stock may be issued to any persons other than John Botti and Ira Whitman, currently President and Secretary, respectively of the Corporation. Additionally, the holders of the Series A Preferred Stock, voting as a separate class, have the sole right to elect a majority of the Board of Directors, and to remove any such directors elected by the holders of the Series A Preferred Stock. The Series A Preferred Stock are deemed automatically canceled upon the occurrence of any of the following (i) the death of the holder; (ii) the voluntary termination of employment by the holder; (iii) the voluntary resignation by a holder from the Board of Directors; or (iv) the failure by such holder to own, beneficially, as determined under Regulation 13d-3 of the Exchange Act of 1934, at least 5% of the issued and outstanding Common Stock of the Corporation.

     The following table sets forth certain information as of November 3, 1997 with respect to (i) each director and each executive officer, (ii) and all directors and officers as a group, and (iii) the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of
1934), known by the Corporation to be the beneficial owner of more than five (5%) percent of the Corporation's Common Stock and Series A Preferred Stock.

                                                     AMOUNT AND NATURE
    TYPE OF              NAME AND ADDRESS OF           OF BENEFICIAL       PERCENTAGE
     CLASS                BENEFICIAL HOLDER            OWNERSHIP(1)         OF CLASS
----------------    -----------------------------    -----------------     ----------
Common              John T. Botti                          854,223(2)          8.9%
                    c/o Bitwise Designs
                    Rotterdam Industrial Park
                    Schenectady, NY 12306
Common              Ira C. Whitman                         761,538(3)          7.6%
                    c/o Bitwise Designs
                    Rotterdam Industrial Park
                    Schenectady, NY 12306

                                                     AMOUNT AND NATURE
    TYPE OF              NAME AND ADDRESS OF           OF BENEFICIAL       PERCENTAGE
     CLASS                BENEFICIAL HOLDER            OWNERSHIP(1)         OF CLASS
----------------    -----------------------------    -----------------     ----------
Common              John W. Loofbourrow                     78,350(4)          1.1%
                    c/o John W. Loofbourrow
                    Associates, Inc.
                    One World Trade Center
                    Suite 2413
                    New York, NY 10048
Common              Dennis H. Bunt                         105,000(5)            1%
                    c/o Bitwise Designs, Inc.
                    Rotterdam Industrial Park
                    Schenectady, New York 12306
Common              Donald J. Payne                        187,000(6)          2.1%
                    c/o Bitwise Designs, Inc.
                    Rotterdam Industrial Park
                    Schenectady, New York 12306
Common              J. Edward Sheridan                      60,000(7)            *
                    Sheridan Management Co.
                    421 Sasco Hill Rd.
                    Fairfield, CT 06430
Common              Richard F. Clowes                       60,000(8)            *
                    Nonstop Networks Ltd.
                    20 Waterside Plaza #6J
                    New York, NY 10010
Common              William E. Bierlin, Jr.                 52,653(9)            *
                    c/o W. H. Newbold's Son & Co.
                    500 Old York Road
                    Jenkintown, PA 19046
Series A            John T. Botti                              100(10)          50%
Preferred Stock     c/o Bitwise Designs, Inc.
                    Rotterdam Industrial Park
                    Schenectady, N.Y. 12306
Series A            Ira C. Whitman                             100(11)          50%
Preferred Stock     c/o Bitwise Designs, Inc.
                    Rotterdam Industrial Park
                    Schenectady, N.Y. 12306
Directors/Officers as a group                            2,048,762              21%
  (2)(3)(4)(5)(6)(7)(8)(9)

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 (1) Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and sole investment power with respect to all shares that he beneficially owns.

 (2) Includes vested stock options to purchase 585,185 shares of Common Stock. Does not include non-vested options to purchase 250,000 shares of Common Stock.

 (3) Includes vested stock options to purchase 368,518 shares of Common Stock. Does not include non-vested options to purchase 66,667 shares of Common Stock.

 (4) Includes shares held by John W. Loofbourrow Associates, Inc. Profit Sharing Plan and options to purchase 60,000 shares of Common Stock.

 (5) Includes vested options to purchase 93,000 shares of Common Stock and excludes non-vested options to purchase 11,000 shares of Common Stock. Includes 1,000 shares of Common Stock owned by Mr. Bunt's wife.

 (6) Includes options to purchase 80,000 shares of Common Stock. Also includes warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.5625 per share.

 (7) Includes vested options to purchase 60,000 shares of Common Stock.

 (8) Includes vested options to purchase 60,000 shares of Common Stock.

 (9) Includes vested options to purchase 50,000 shares of Common Stock.

(10) See footnote (2). Each share of Series A Preferred Stock is entitled to ten
     (10) votes per share.

(11) See footnote (3). Each share of Series A Preferred Stock is entitled to ten
     (10) votes per share.

  *  Percentage not significant.

None of the new nominees for Director of the Corporation own any shares of the Corporation's Common Stock.

                                CERTAIN REPORTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Corporation's Directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission ("SEC") reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation. Officers, Directors an greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports received by the Corporation, the Corporation believes that during the fiscal year ended June 30, 1997, all officers, Directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements.

                            I. ELECTION OF DIRECTORS

     The By-laws of the Corporation provide that the Board of Directors shall be comprised of not less than three nor more than 15 persons. The precise number of persons on the Board of Directors is determined by the Board of Directors which has set the number at seven (7) persons. The Board of Directors currently consists of seven (7) members elected for a term of one year and until their successors are duly elected and qualified.

     Three present directors have determined not to stand for re-election at the Annual Meeting. These directors are John W. Loofbourrow, Richard Clowes and William E Bierlin, Jr. These director positions will be filled by Steven A. Kriegsman, Charles C. Johnston and Edward N. Patrone.

     The affirmative vote of a plurality of the outstanding shares of Common Stock and Series A Preferred Stock, entitled to vote for Directors at the Annual Meeting is required to elect the Directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

     The following table sets forth certain information as of November 1, 1997 with respect to the directors and executive officers of the Corporation, including the three new nominees who will be selected at the 1997 Annual Meeting.

             NAME               AGE                            OFFICE
------------------------------  ---   --------------------------------------------------------
John T. Botti.................  33    President, Chief Executive Officer and Chairman of the
                                      Board
Ira C. Whitman................  34    Senior Vice-President -- Research and Development,
                                      Secretary and Director
Donald J. Payne...............  64    Chief Operating Officer and Director
J. Edward Sheridan............  62    Director
Steven A. Kriegsman...........  55    Director Nominee
Charles C. Johnston...........  62    Director Nominee
Edward N. Patrone.............  62    Director Nominee

     All directors hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the Board of Directors. There are no familial relationships between or among any officers or directors of the Corporation.

     In connection with the Corporation's private placement through Whale Securities Co., L.P. ("Whale"), completed in December 1995, the Corporation granted Whale the right to nominate one person to the Corporation's Board of Directors, or in the alternative, a person to attend meetings of the Board of Directors. Whale has selected Mr. Kriegsman as its nominee to the Board of Directors.

     John T. Botti, a co-founder, has served as President, Chief Executive Officer and Director since the incorporation of the Corporation in August 1985. Mr. Botti graduated from Rensselaer Polytechnic Institute ("RPI") with a B.S. degree in electrical engineering in 1994 with a concentration in computer systems design and in 1996 earned a Master of Business Administration degree from RPI.

     Ira C. Whitman, a co-founder, is Senior Vice-President -- Research and Development and a Director of the Corporation since the incorporation of the Corporation in August 1985. Mr. Whitman graduated from RPI in 1984 with a B.S. -- Computer and Systems Engineering and in 1990 he earned a Masters in Engineering from RPI.

     Donald J. Payne joined the Board of Directors in June 1992. Mr. Payne was hired by the Corporation in January 1996, as Chief Operating Officer of the Corporation and as President of the DocStar Division. Prior to that, Mr. Payne was President of Federal Armored Express Air Courier Division since 1993. From 1990 to 1993 he was the President and Chief Executive Officer of Enable Software, Inc. From 1983 to 1990, he was President of Federal Armored Express, Inc. From 1977 to 1983, Mr. Payne was Executive Vice President, North American Operations for Brinks, Inc. For approximately 22 years prior to 1977, Mr. Payne served in various sales and marketing capacities in the computer and office product industries, 17 of which were with International Business Machines Corporation. Mr. Payne holds a B.B.A. degree from Adelphi University.

     J. Edward Sheridan joined the Board of Directors in June, 1992. From 1985 to the present, Mr. Sheridan served as the President of Sheridan Management Corp. From 1975 to 1985, Mr. Sheridan served as the Vice President -- Finance and Chief Financial Officer of AMF. From 1973 to 1975, he was Vice President and Chief Financial Officer of Fairchild Industries. From 1970 to 1973 he was the Vice President, Corporate Finance of F.S. Smithers. From 1967 to 1970 Mr. Sheridan was the Director of Acquisitions of Westinghouse Electric. From 1964 to 1967 he was employed by Corporate Equities, Inc., a venture capital firm. Mr. Sheridan holds an M.B.A. from Harvard University and a B.A. from Dartmouth College.

     Steven A. Kriegsman is a new nominee to the Board of Directors. In 1989 Mr. Kriegsman founded The Kriegsman Group, a private financial consulting services firm and has served as its President since such time. In 1981 Mr. Kriegsman co-founded ANA Financial Services, Inc., a holding company engaged, through its subsidiaries, in securities brokerage, financial planning and investment advisory services and franchising of certified public accountants. Mr. Kriegsman served as Chairman and Chief Executive Officer of ANA

Financial until 1989. Mr. Kriegsman is a former Certified Public Accountant. Mr. Kriegsman holds a B.S. from New York University.

     Charles C. Johnston is a new nominee to the Board of Directors. Mr. Johnston has been the Chairman of Ventex Technology, Inc., a privately-held neon light transformer company, since July 1993. Mr. Johnston has also served as Chairman of AFD Technologies, a private corporation since 1994 and J&C Resources a private corporation, a position that he has held since 1987. Mr. Johnston serves as a Trustee of Worcester Polytechnic Institute ("WPI") and earned his B.S. degree from WPI in 1957.

     Edward N. Patrone is a new nominee to the Board of Directors. From May 1991 to December 1996, Mr. Patrone was a senior consultant to Alco Standard Corporation, a company formerly listed on the New York Stock Exchange and which was engaged in the marketing and distribution of paper and office products. Alco Standard has since then been restructured into two separate New York Stock Exchange companies, Ikon Office Solutions and the Unisource Corporation. From 1979 through 1991, Mr. Patrone served as a member of Alco Standard's Board of Directors and its Executive Committee of the Board of Directors. From 1967 through 1991, Mr. Patrone served in various management capacities of Alco Standard, including President and Chief Executive Officer of one of its subsidiaries from 1988 to 1991. Mr. Patrone also serves as a director of Primesource Corporation and Compucom Corporation, both of which are listed on the Nasdaq National Market System.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has three (3) Committees: Audit, Compensation and Executive Committee.

     Audit Committee. The members of the Audit Committee during fiscal 1997 were J. Edward Sheridan, William E. Bierlin, Jr. and John W. Loofbourrow. The Audit Committee acts to: (i) acquire a complete understanding of the Corporation's audit functions; (ii) review with management the finances, financial condition and interim financial statements of the Corporation; (iii) review with the Corporation's independent auditors the year-end financial statements; and (iv) review implementation with the independent auditors and management any action recommended by the independent auditors. During the fiscal year ended June 30, 1997, the Audit Committee met on one occasion.

     Executive Committee. The members of the Executive Committee are John Botti, Ira C. Whitman and Donald Payne. The Executive Committee has all of the powers of the Board of Directors except it may not; (i) amend the Certificate of Incorporation or Bylaws; (ii) enter into agreements to borrow money in excess of $250,000; (iii) to grant security interests to secure obligations of more than $250,000; (iv) authorize private placements or public offerings of the Corporation's securities; (v) authorize the acquisition of any major assets or business or change the business of the Corporation; or (vi) authorize any employment agreements in excess of $75,000. During the fiscal year ended June 30, 1997, the Executive Committee held no meetings.

     Compensation Committee. The members of the Compensation Committee during fiscal 1997 were John W. Loofbourrow, William E. Bierlin, Jr. and J. Edward Sheridan. The Compensation Committee functions include administration of the Corporation's 1992 Employee Stock Option Plan and Non-Executive Director Stock Option Plan and negotiation and review of all employment agreements of executive officers of the Corporation. During the fiscal year ended June 30, 1997, the Compensation Committee held one meeting.

     It is anticipated that the new nominees to the Board of Directors, Messrs. Kriegsman, Johnston and Patrone will replace Messrs. Loofbourrow, Bierlin and Clowes on all committees of the Board of Directors.

MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended June 30, 1997, the Board of Directors of the Corporation met on four occasions and voted by unanimous written consent on two occasions. No member of the Board of Directors attended less than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all Committees of the Board of Directors.

EXECUTIVE COMPENSATION

     The following table provides certain information concerning all Plan and Non-Plan (as defined in Item 402(a)(ii) of Regulation S-B) compensation awarded to, earned by, paid by the Corporation during the years ended June 30, 1997, 1996 and 1995 to each of the named executive officers of the Corporation.

                           SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION

                                                                                        LONG TERM
                                                                                   COMPENSATION AWARDS
                                                                                 -----------------------
                                                                                                NO. OF
                                                                                              SECURITIES
                                                                   OTHER         RESTRICTED   UNDERLYING
                             FISCAL                                ANNUAL          STOCK       OPTIONS/
NAME AND PRINCIPAL POSITION   YEAR     SALARY       BONUS       COMPENSATION      AWARD(S)       SARS
---------------------------  ------   --------     --------     ------------     ----------   ----------
John Botti.................   1997    $110,000(1)         0(1)    $  1,415(2)         0(3)            0
  Chairman, President and     1996    $ 90,000(1)         0       $  1,472            0               0
  Chief Executive Officer     1995    $ 85,962            0       $  1,179            0         600,000
Donald Payne...............   1997    $100,000            0       $  5,844(6)         0               0
  Chief Operating Officer     1996    $ 43,554            0       $ 42,729(9)         0         100,000(7)
  President Imaging Div.-
     Director
Joseph Vartabedian(4)......   1997    $ 77,500     $118,609       $  2,516(4)         0               0
  President of System         1996    $ 77,500     $ 77,480       $  2,516            0               0
  Solutions Technology,
     Inc.                     1995    $ 67,782     $ 51,669       $  2,316                       80,000(5)

---------------
(1) Pursuant to the terms of his employment agreement dated July 1, 1995, Mr. Botti is to receive a cash bonus each year during the term of agreement equal to 3% of the pre-tax profits of the Corporation, which criteria was not met in 1997 or 1996, therefore, no bonuses were issued. Additionally, Mr. Botti is entitled to receive $110,000 in salary per year. See "Employment Agreements."

(2) Includes: (i) for 1997, an automobile and expenses of $1,213 and the payment of premiums on term life insurance policy of $202; (ii) for 1996, an automobile and expenses of $1,213 and the payment of premiums on a term life insurance policy of $259; and (iii) for 1995, an automobile and expenses of $963 and the payment of premiums on a term life insurance policy of $216.

(3) No restricted stock awards were granted to Mr. Botti in fiscal 1997. Mr. Botti, however, owned 244,038 restricted shares of the Corporation's Common Stock on June 30, 1997, the market value of which was approximately $724,488 on such date, without giving effect to the diminution in value attributed to the restriction on such shares.

(4) Includes for fiscal years 1996 and 1997: (i) personal automobile expenses of $2,400 and $2,400; (ii) the payment of premiums on a term life insurance policy of $116 and $116, respectively. Mr. Vartabedian's employment with the Corporation ceased in September 1997.

(5) In connection with the Corporation's acquisition of SST, and its employment of Mr. Vartabedian, the Corporation granted options to Mr. Vartabedian to acquire 80,000 shares of Common Stock at an exercise price of $5.125 per share. The options expire on August 22, 1999 and vest at the rate of 20,000 shares per year commencing August 25, 1995. On June 30, 1995, the Compensation Committee of the Board of Directors cancelled the options previously granted and issued 80,000 new options with an exercise price of $3.50 per share.

(6) Includes (i) for fiscal year 1997 includes personal transportation of $5,642 and $202 for premiums on a term life insurance policy; (ii) for fiscal year 1996 includes personal automobile expenses of $1,177, the payment of premiums on a term life insurance policy of $84 and consulting fees of $41,468 which were paid prior to Mr. Payne being hired by the Corporation.

(7) On June 30, 1995, Mr. Payne was granted five-year warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.56 per share.

STOCK OPTION GRANTS

     No stock options were granted during the year ended June 30, 1997, under the Corporation's 1992 Employees Stock Option Plan to any of the named executive officers of the Corporation. Additionally, no Stock Appreciation Rights were granted to any of the named executive officers during the last fiscal year.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

     The following table contains information with respect to the named executive officers concerning options held as of the year ended June 30, 1997.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                                  VALUE OF
                                                                                                 UNEXERCISED
                                                                                                IN-THE-MONEY
                                                                                                 OPTIONS AT
                                                                   NUMBER OF UNEXERCISED      JUNE 30, 1997(1)
                             SHARES ACQUIRED                    OPTIONS AS OF JUNE 30, 1997     EXERCISABLE/
           NAME                ON EXERCISE     VALUE REALIZED    EXERCISABLE/UNEXERCISABLE      UNEXERCISABLE
---------------------------  ---------------   --------------   ---------------------------   -----------------
John T. Botti..............         0                --               585,185/250,000         1,182,747/350,000
Joseph Vartabedian.........         0                --                 60,000/20,000                       0/0
Donald Payne(2)............         0                --                     170,000/0                 238,000/0

---------------
(1) Based upon the closing bid price ($2.96 per share) of the Corporation's Common Stock on June 30, 1997 less the exercise price for the aggregate number of shares subject to the options.
(2) Includes warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.56 per share. The warrants were issued on June 30, 1995 and are exercisable over a five-year period.

EMPLOYMENT AGREEMENTS

     Effective July 1, 1995, the Corporation entered into a new employment agreement with Mr. Botti for a five year term ending June 30, 2000. The employment agreement provides for (i) annual compensation of $100,000 for the first year of the agreement, increasing by 10% in each of the second and third years; (ii) a bonus of 3% of the Corporation's pre-tax net income, with such additional bonuses as may be awarded in the discretion of the Board of Directors; (iii) the award of non-qualified stock options to purchase 600,000 shares of the Corporation's common stock at an exercise price of $1.5625 per share of which 100,000 vested in on June 30, 1995, 125,000 vested on June 30, 1996 and 125,000 vest on each of June 30, 1996, 1997, 1998 and 1999; (iv)
certain insurance and severance benefits and (v) automobile and expenses.

     In August 1994, the Corporation entered into an employment agreement with Joseph Vartabedian pursuant to which Mr. Vartabedian agreed to serve as the President of the Corporation's subsidiary, Systems Solutions Technology, Inc. Prior to the acquisition of SST by the Corporation in August, 1994, Mr. Vartabedian served as its President. Under the terms of the employment agreement, Mr. Vartabedian received annual compensation in the amount of $77,500. He was also entitled to (i) a profit bonus equal to (a) 25% of the first $400,000 of net profit, (b) 20% of the next $200,000 of profit and (c) 15% of any profit exceeding $600,000 and (ii) a revenue bonus equal on a sliding scale of between $5,000 and $15,000 if revenues are at least $9,000,000. The employment agreement was for a term of two years and expired in August 1996. In September 1997 the employment of Mr. Vartabedian was terminated.

COMPENSATION OF DIRECTORS

     Effective June 30, 1995, the Corporation entered into a consulting agreement with Donald Payne pursuant to which Mr. Payne will provide certain services to the Corporation with respect to marketing and sales of its DocStar system. Pursuant to the agreement, Mr. Payne received compensation equal to $700 per diem and warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.5625 per share. Subsequently, in January 1996, Mr. Payne was hired as Chief Operating Officer of the Corporation and President of the DocStar Division and has served in such capacity since such date.

     Directors were not compensated for their services as such during the last fiscal year. The Directors receive options to purchase 10,000 shares for each year of service under the Non-Executive Director Stock Option Plan and are reimbursed for expenses incurred in order to attend meetings of the Board of Directors. See Proposal I Amendment of Director Stock Option Plan.

     The Board of Directors has unanimously approved a plan to pay each Director $5,000 per year as compensation for services. The compensation will commence with the year following the date of the Annual Meeting. This cash compensation will be in addition to any option grants under the Non-Employee Director Stock Option Plan.

STOCK OPTION PLANS

  1992 Employee Stock Option Plan.

     In April 1992, the Corporation adopted the 1992 Employees Stock Option Plan (the "1992 Plan") which provided for the grant of options to purchase up to 600,000 shares of the Corporation's Common Stock. On January 26, 1995, the stockholders of the Corporation approved an amendment to the 1992 Plan to increase the number of shares of Common Stock available under the 1992 Plan to 3,000,000 shares. Under the terms of the 1992 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non-ISOs").

     The 1992 Plan is administered by a Compensation Committee designated by the Board of Directors. The Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted. Whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option, shall be determined by the Committee. The Board or Committee shall have full authority to interpret the 1992 Plan and to establish and amend rules and regulations relating thereto.

     Under the 1992 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the 1992 Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISOs options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000. The "fair market value" will be the closing Nasdaq SmallCap Market ("NASDAQ") bid price, or if the Corporation's Common Stock is not quoted by NASDAQ, as reported by the National Quotation Bureau, Inc., or a market maker of the Corporation's Common Stock, or if the Common Stock is not quoted by any of the above, by the Board of Directors acting in good faith.

     The Compensation Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option.

     Unless sooner terminated, the 1992 Plan will expire in April, 2002.

  Non-Employee Director Plan.

     In April, 1992, the Board of Directors adopted the Non-Executive Director Stock Option Plan (the "Director Plan") which was approved by the Corporation's stockholders in May, 1992. THE BOARD OF DIRECTORS HAS PROPOSED TO AMEND CERTAIN TERMS OF THE DIRECTOR PLAN AND HAS SUBMITTED A PROPOSAL FOR

STOCKHOLDER VOTE AT THE ANNUAL MEETING. PLEASE REFER TO THE DISCUSS UNDER THE HEADING "PROPOSAL I AMENDMENT OF DIRECTOR STOCK OPTION PLAN."

     The Director Plan presently provides for issuance of a maximum of 400,000 shares of Common Stock upon the exercise of stock options granted under the Director Plan. Options are granted under the Director Plan until April, 2002 to
(i) non-executive directors as defined and (ii) members of any advisory board established by the Corporation who are not full-time employees of the Corporation or any of its subsidiaries. The Director Plan presently provides that each non-executive director will automatically be granted an option to purchase 10,000 shares, upon joining the Board of Directors, and on each September 1st thereafter, provided such person has served as a director for the 12 months immediately prior to such September 1st. Similarly, each eligible director of an advisory board will receive, upon joining the advisory board, and on each September 1st thereafter, an option to purchase 5,000 shares of the Corporation's Common Stock, providing such person has served as a director of the advisory board for the previous 12 month period.

     As of November 1, 1997, options to purchase 260,000 shares of Common Stock had been granted to Non-Employee Directors.

     The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date of grant. The "fair market value" will be the closing NASDAQ bid price, or if the Corporation's Common Stock is not quoted by NASDAQ, as reported by the National Quotation Bureau, Inc., or a market maker of the Corporation's Common Stock, or if the Common Stock is not quoted by any of the above by the Board of Directors acting in good faith. Until otherwise provided in the Stock Option Plan the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common Stock of the Corporation or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five years from the date of grant. The Director Plan is administered by a committee of the board of directors composed of not fewer than three persons who are officers of the Corporation (the "Committee"). The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.

PROPOSAL I:  AMENDMENT OF THE DIRECTOR STOCK OPTION PLAN.

     The Board of Directors has unanimously approved amending the Director Plan to: (i) remove the aggregate number of shares of Common Stock eligible for issuance under the Director Plan; (ii) increase the number of options granted to each Non-Employee Director upon joining the Board of Directors from 10,000 options to 20,000 options; (iii) remove the limitation currently in the Director Plan which prevents option grants in excess of $100,000; and (iv) remove any vesting period requirement for options granted under the Director Plan. The proposed amendments are being voted as a single proposal and unless Proposal I is approved in its entirety none of the changes will be implemented. Stockholders are not being requested to change the annual grant of 10,000 options per year. These amendments to the Director Plan are being submitted to the Stockholders for approval at the Annual Meeting. As of November 1, 1997, options to purchase 260,000 shares of Common Stock had been granted to Non-Employee Directors and were outstanding with various exercise prices.

     The Director Plan currently provides that options to purchase up to 400,000 shares may be granted under the Director Plan. Approval of Proposal I will remove an aggregate number of shares eligible for issuance under the Director Plan. The removal from the Director Plan of an aggregate number of shares issuable under the Director Plan has been recommended by the Board of Directors primarily for administrative purposes. The removal of an aggregate number will allow the Corporation greater flexibility in expanding the Board of Directors without having to obtain stockholder approval for additional shares under the Director Plan. In addition, with a numerical limitation contained in the Director Plan, the Corporation will inevitably run out of shares under the Director Plan and would then be required to obtain stockholder approval with the resultant cost and expense of preparing a proxy statement, counsel and filing fees and other related expenses of a stockholders meeting. The Board of Directors believes that the proposed changes to its Director Plan will ease administrative burdens in managing the Director Plan.

     The Board of Directors has recommended the increase in the number of initial grants under the Director Plan because it believes the increase is required in order to continue to attract qualified persons to serve on the Board. The Director Plan currently provides for the grant of 10,000 options to directors upon joining the Board of Directors. Approval of Proposal I will increase the initial grant to 20,000 options. The Board believes that the Corporation competes with numerous other software and computer companies for a limited number of talented persons willing to join a Board of Directors of a public corporation. As a result, there must be provided a level of incentives to such persons. It is the Board's belief that the amount of cash compensation to be paid to each Non-Employee Director per year ($5,000) does not adequately compensate them for their services, and does not provide incentive to join the Board. It is the Board's opinion that the grant of stock options has several attractive characteristics, both to the Non-Employee Director and the Corporation, which make such grants more attractive than raising the level of cash compensation. First, granting stock options provides incentive to individuals because they share in the growth of the Corporation. In this manner, Non-Employee Directors have the same interest as stockholders of the Corporation. The Corporation benefits because these Non-Employee Directors will be more active in the affairs of the Corporation and the Corporation benefits from an active Board. Second, the grant of options preserves the Corporation's cash resources.

     The Board has also recommended removing the limitation currently in the Director Plan which provides that Non-Employee Directors may not receive annual option grants with a fair market value in excess of $100,000. The effect of this limitation is that although a Board member can currently receive 10,000 options per year, if the fair market value of the Corporation's common stock is in excess of $10.00 per share, the number of options granted must be reduced. Assuming the number of initial grants is increased as set forth in the Proposal to 20,000 options, unless the value limitation in the Director Plan is removed, and assuming the stock price is $5.00 or more, an initial grant would have to be decreased. Similarly, annual grants may require reduction. The Board believes that this limitation adversely affects that Company's ability to attract and retain qualified individuals to the Board of Directors. The Board believes that the limitation unfairly prevents directors from benefiting from a raise in the Corporation's stock price over a significant period of time because their annual grants would be reduced if the stock price has increased above a certain price.

     The Board of Directors has also adopted an amendment to the Director Plan which would remove any and all vesting period requirement or early termination provisions with respect to the exercise period of options granted under the Director Plan. Currently, the Director Plan provides that options granted to Non-Employee Directors terminate at the earlier of the expiration of the option or seven months following termination of services. The effect of the amendment would be that all options would vest immediately upon grant and would remain exercisable until the termination date. Typically, options granted under the Director Plan have a five-year exercise period.

     Certain other changes to the Director Plan, none of which require stockholder approval, are being adopted. These changes are being made to update the Director Plan with Securities and Exchange Commission and IRS regulations which have changed since the Director Plan was originally adopted.

     The full text of the Director Plan, as amended, is annexed to this Proxy Statement as Exhibit A.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL I.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

     The By-Laws of the Corporation provide for indemnification of officers and directors of the Corporation to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of the Corporation, providing such officer's or director's acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.

     In accordance with Delaware law, the Corporation's Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director's fiduciary duty of loyalty to the Corporation or to its stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither the Corporation nor stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as disclosed herein, the Corporation has not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of the Corporation's Common Stock.

     Mr. Botti has personally guaranteed the lease of the Corporation's facilities from Rotterdam Ventures, Inc. The Corporation may attempt to negotiate with this entity to cancel or limit the personal guarantee.

     On July 17, 1995, the Corporation entered into an agreement with Whale Securities Co., L.P. pursuant to which Whale Securities has been retained as the Corporation's financial consultant and investment banker for a one-year period. Under the terms of the consulting agreement, Whale Securities receives a consulting fee of $2,500 per month and received five-year warrants to purchase 200,000 shares of Common Stock at an exercise price of $1.50 per share.

     In connection with the December 1995 private offering, the Corporation issued to Whale Securities Co. L.P. and its designees, for services Whale provided as placement agent, warrants (the "Placement Agent Warrants") to purchase (i) 214,884 shares of common Stock and (ii) Warrants to purchase 214,884 Unit Warrants. The terms of the Warrants issued to Whale are similar to those sold to the investors in the December private offering, in that they are exercisable for a period of five years, and have an exercise price of

$4.50 per share. The Warrants issued to Whale and its designees are not redeemable by the Corporation. The Warrants issued to Whale contain certain anti-dilution provisions.

     During fiscal 1996 the Corporation loaned $50,000 to Mr. Richard Clowes. The loan bears interest at 6% per annum and is secured by all of the securities owned by Mr. Clowes. The loan is payable in full in November 1997.

     For information concerning employment agreements with, and compensation of, the Corporation's executive officers and directors, see "MANAGEMENT -- Executive Compensation."

                             STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the Corporation's 1998 Annual Meeting of Stockholders must be received by the Corporation on or prior to September 27, 1998 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the 1998 Annual Meeting of Stockholders.

                             FINANCIAL INFORMATION

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO IRA C. WHITMAN, SECRETARY, BITWISE DESIGNS, INC. TECHNOLOGY CENTER, ROTTERDAM INDUSTRIAL PARK, SCHENECTADY, NY 12306. Each such request must set forth a good faith representation that as of October 28, 1997 the person making the request was the beneficial owner of Common Shares or Series A Preferred Stock of the Corporation entitled to vote at the Annual Meeting of Stockholders.

                               II. OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                          By Order of the Board of Directors,

                                          Ira C. Whitman, Secretary

November 3, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                                    AMENDED
                             NON-EXECUTIVE DIRECTOR
                              STOCK OPTION PLAN OF
                             BITWISE DESIGNS, INC.

1.  PURPOSE

     The purpose of the Non-Executive Director Stock Option Plan (the "Director Plan") is to provide a means by which (i) each director of Bitwise Designs, Inc. (the "Company") who is not otherwise a full time employee of the Company or any subsidiary of the Company (each such person being hereafter referred to as a "Non-Executive Director") and (ii) each person appointed as a member of an Advisory Board established or maintained by the Company who is not otherwise an employee of the Company or any subsidiary of the Company or an Outside Director (each such person being hereinafter referred to as an "Advisor") will be given an opportunity to purchase Common Stock, $.001 par value per share, of the Company ("Common Stock"). The Company, by means of the Director Plan, seeks to attract and retain the services of qualified independent persons to serve as Non-Executive Directors of the Company and as Advisors on the Company's various Advisory Boards, if any, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     This Amended Director Plan shall be deemed effective as of the date of approval by the Company's stockholders at its 1997 Annual Meeting to be held on December 10, 1997.

2.  ADMINISTRATION

     (a) The Director Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee") which shall at all times consist of not less than two (2) officers or directors of the Company or other individuals who are not entitled to participate in the Director Plan, to be appointed by the Board of Directors and to serve at the pleasure of the Board of Directors.

     (b) Grant of options under the Director Plan and the amount and nature of the awards to be granted shall be automatic as described in Section 5 hereof. However, all questions of interpretation of the Director Plan or of any options issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Director Plan. A majority of the Committee's members shall constitute a quorum, and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

3.  SHARES SUBJECT TO THE PLAN

     There shall be no aggregate limitation on the number of shares of Common Stock that may be acquired pursuant to options granted under the Director Plan.

     The Common Stock subject to the Director Plan may be in whole or in part authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any Option shall expire or terminate for any reason without having been exercised in full, the unissued shares subject thereto shall again be available for purposes of the Director Plan.

4.  ELIGIBILITY

     Options shall be granted only to (a) Non-Executive Directors serving on the Board of Directors of the Company and (b) Advisors serving on the Advisory Boards of the Company. Non-Executive Directors shall not be entitled to receive Options for serving as Advisors on Advisory Boards of the Company.

5.  NON-DISCRETIONARY GRANTS

     (a) Grants to Outside Directors

          (i) Commencing upon the date that this Director Plan, as amended, is adopted by the Company's stockholders, each new Non-Employee Director to the Board of Directors shall be entitled to receive an Option to purchase 20,000 shares of Common Stock. Commencing on September 1, 1998, an Option to purchase 10,000 shares of Common Stock on the terms and conditions set forth herein shall be granted to each Non-Executive Director and thereafter on September 1st of each year provided such individual has continually served as a Non-Executive Director for the twelve month period immediately preceding the date of grant.

     (b) Grants to Advisors

          (i) Each person who is appointed as an Advisor on an Advisory Board established or maintained by the Company shall, upon such appointment and on each anniversary of the effective date of his appointment, be granted options to purchase 5,000 shares for Advisors and options to purchase 7,500 shares for Advisors who are also chairmen of such Advisory Board, on the terms and conditions set forth herein.

          (ii) Notwithstanding the foregoing, no Advisor who may serve on an Advisory Board of the Company shall be entitled to receive any options under the Director Plan for serving as such Advisor, and in no event will the grant amount, as defined above in Section 5(a)(ii), exceed $75,000 with respect to a grant to a chairman of an Advisory Board Director or $50,000 with respect to an Advisor on an annual basis to an Advisor. To the extent the grant amount exceeds the foregoing limitations, the number of shares subject to the Option to be granted to the Advisor will be reduced accordingly.

6.  OPTION PROVISIONS

     Each Option shall be evidenced by a written agreement ("Stock Option Agreement") and shall contain the following terms and conditions:

          (a) The term of each Option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") five years from the date of grant. All options shall be deemed vested immediately upon grant. In the event of termination of service by the Option holder, the Option shall terminate (i) for Non-Executive Directors on the Expiration Date, and (ii) for Advisors, on the earlier of the Expiration Date or the date three (3) months following the date of termination of service.

          (b) The exercise price of each option shall be one hundred percent (100%) of the Fair Market Value of the shares subject to such option on the date such option is granted. "Fair Market Value" of a share of Common Stock shall mean (i) if the Common Stock is traded on a national securities exchange or on the Nasdaq National Market System ("NMS"), the per share closing price of the Common Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the date of grant (or if there is no closing price for such date of grant, then the last preceding business day on which there was a closing price); or (ii) if the Common Stock is traded in the over-the-counter market and quotations are published on the Nasdaq quotation system or Nasdaq SmallCap Market (but not on NMS), the per share closing bid price of the Common Stock on the date of grant as reported by Nasdaq (or if there is no closing bid price for such date of grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Common Stock is traded in the over-the-counter market but bid quotations are not published on Nasdaq, the closing bid price per share for the Common Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock or (iv) if the Common Stock is not traded on a national securities exchange, NMS, Nasdaq SmallCap Market and quotations are not available, then the price per share as determined by the Committee in good faith.

          (c) The optionee may elect to make payment of the exercise price under one of the following alternatives:

             (i) Payment of the exercise price per share in cash at the time of exercise; or

             (ii) Payment by delivery of shares of Common Stock of the Company already owned by the optionee, which Common Stock shall be valued at Fair Market Value on the date of exercise; or

             (iii) Payment by a combination of the methods of payment specified in Subsections 6(c)(i) and 6(c)(ii) above.

          (d) An option shall be transferable by will, by the laws of descent and distribution by gift, or such other transfers as may be allowed under the regulations of the Securities and Exchange Commission and/or Internal Revenue Service from time to time in effect and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his heir, guardian or legal representative.

          (e) All options granted under the Director Plan shall be non-qualified stock options, which do not qualify as incentive stock options within the meaning of Section 422A(b), or any successor section, of the Internal Revenue Code of 1986, as amended.

7.  RIGHT OF COMPANY TO TERMINATE SERVICES
    AS A NON-EXECUTIVE DIRECTOR OR ADVISOR

     Nothing contained in the Director Plan or in any instrument executed pursuant hereto shall confer upon any Non-Executive Director or Advisor or any right to continue in the service of the Company or any of its subsidiaries or interfere in any way with the right of the Company or a subsidiary to terminate the service of any Non-Executive Director or Advisor at any time, with or without cause.

8.  NONALIENATION OF BENEFITS

     No right or benefit under the Director Plan shall be subject to alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

9.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     The Stock Option Agreements evidencing options may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to all outstanding options and the option prices thereof in the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation or liquidation and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Director Plan and the number of shares subject to non-discretionary grants pursuant to Section 5 hereof shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

10.  TERMINATION AND AMENDMENT

     Unless the Director Plan shall theretofore have been terminated as hereinafter provided, no grant of Options may be made under the Director Plan after September 2002. The Board may at any time amend, alter, suspend or terminate the Director Plan including, without limitation, matters related to vesting requirements, the form of options, the effects of termination of service, or the number of initial or annual option grants. No termination, modification or amendment of the Director Plan or any outstanding Stock Option Agreement may, without the consent of the Non-Executive Director or Advisor to whom any option shall theretofore have been granted, adversely affect the rights of such Director with respect to such option.

11.  EFFECTIVENESS OF THE PLAN

     The Director Plan shall become effective upon the requisite vote of the stockholders of the Company approving such action, and upon the approvals, if required, of any other public authorities. Any grant of options under the Director Plan prior to such approval shall be expressly subject to the condition that the Director Plan shall have been so approved. Unless the Director Plan shall be so approved, the Director Plan and all options theretofore made thereunder shall be and become null and void.

12.  GOVERNMENT AND OTHER REGULATIONS

     The obligation of the Company with respect to options shall be subject to
(i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities and Exchange Commission, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed or quoted.

13.  GOVERNING LAW

     The Director Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                            BITWISE DESIGNS, INC.

              Annual Meeting of Stockholders - December 10, 1997

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS


       The undersigned hereby appoints John T. Botti and Ira C. Whitman, and each of them, proxies, with full power of substitution to each, to vote all shares of Common Stock, and Series A Preferred Stock of BITWISE DESIGNS, INC. owned by the undersigned at the Annual Meeting of Stockholders of BITWISE DESIGNS, INC. to be held on December 10, 1997 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote as follows:

   I.   ELECTION OF DIRECTORS

        FOR all nominees listed                       WITHHOLD AUTHORITY
        below (except as marked                       to vote for all nominees
        to the contrary below)   [ ]                  listed below   [ ]

(Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

John T. Botti               Charles C. Johnston             Steven A. Kriegsman

Edward N. Patrone           Donald J. Payne                 J. Edward Sheridan

Ira C. Whitman


   II. PROPOSAL TO AMEND THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN which amendments shall (i) remove a restriction on the aggregate number of shares eligible for issuance under the Director Plan, (ii) increase the number of annual grants to directors under the Director Plan, (iii) remove certain value limitations of options granted under the Director Plan, (iv) remove vesting requirements for options granted under the Director Plan and (v) make certain other changes to the Director Plan.

       [ ] FOR       [ ] AGAINST      [ ]  ABSTAIN     [ ]  WITHHOLD AUTHORITY

and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as desceibed in the Proxy Statement dated November 3, 1997, receipt of which is hereby acknowledged.

                                (Continued and to be signed on the reverse side)

            Either of the proxies or their respective substitutes, who shall be present and acting shall have and may exercise all the powers hereby granted.

            THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF SEVEN DIRECTORS AND (ii) FOR THE PROPOSAL TO AMEND THE NON-EMPLOYEE DIRECTOR PLAN, UNLESS CONTRARY INSTRUCTIONS ARE GIVEN.

            Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.


                                     Dated:___________________________, 1997


                                     Signature(s)_____________________________


                                                 _____________________________


                                     (Please date and sign exactly as name
                                     appears at left. For joint accounts, each joint owner should sign, Executors, administrators, trustees, etc., should also so indicate when signing.)